Exhibit 32.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Marc A. Bruner, hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.

the quarterly report on Form 10-Q/A of Fortem Resources Inc. for the period ended August 31, 2017 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Form 10-Q/A fairly presents, in all material respects, the financial condition and results of operations of Fortem Resources Inc.

January 29, 2018

/s/ Marc A. Bruner
Marc A. Bruner
President, Chairman and Director
(Principal Financial Officer and Principal Accounting Officer)